Exhibit 4.2

NUMBER C-	SHARES CUSIP 04208V 103

SEE REVERSE FOR CERTAIN DEFINITIONS

ARMADA ACQUISITION CORP. I

INCORPORATED UNDER THE LAWS OF dELAWARE

COMMON STOCK

THIS CERTIFIES THAT                         is the owner of                           FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF THE PAR VALUE OF $0.0001 EACH OF ARMADA ACQUISITION CORP. I (the “Company”), transferable on the books of the Company in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

The Company will be forced to liquidate if it is unable to complete an initial business combination within the time period set forth in the Company’s Second Amended and Restated Certificate of Incorporation, as the same may be amended from time to time.

This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

Dated:

President	Secretary

ARMADA ACQUISITION CORP. I

The Company will furnish without charge to each stockholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of equity or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the shares represented thereby are issued and shall be held subject to all the provisions of the Company’s Second Amended and Restated Certificate of Incorporation and all amendments thereto and resolutions of the Board of Directors providing for the issue of securities (copies of which may be obtained from the secretary of the Company), to all of which the holder of this certificate by acceptance hereof assents.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	–	as tenants in common	UNIF GIFT MIN ACT	–	Custodian
TEN ENT	–	as tenants by the entireties			(Cust) (Minor)

JT TEN	–	as joint tenants with right of survivorship and not as tenants in common			under Uniform Gifts to Minors Act (State)

Additional abbreviations may also be used though not in the above list.

For value received,                      hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER(S) OF ASSIGNEE(S)

(PLEASE PRINT OR TYPEWRITE NAME(S) AND ADDRESS(ES), INCLUDING ZIP CODE(S), OF ASSIGNEE(S))

                          shares of Common Stock represented by the within Certificate, and hereby irrevocably constitutes and appoints

                    Attorney to transfer the said shares of Common Stock on the books of the within named Company with full power of substitution in the premises.

Dated:

Notice: The signature(s) to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15 (OR ANY SUCCESSOR RULE).

The holder(s) of this certificate shall be entitled to receive a pro-rata portion of the funds from the trust account only in the event that (i) the Company is forced to liquidate because it does not consummate an initial business combination within the period of time set forth in the Company’s Second Amended and Restated Certificate of Incorporation, as the same may be amended from time to time (the “Charter”) (such date being referred to herein as the “Last Date”), (ii) the Company redeems the shares of common stock sold in its initial public offering in connection with a stockholder vote to amend the Charter (A) to modify the substance or timing of the Company’s obligation to redeem 100% of the common stock sold in its initial public offering, if it does not consummate an initial business combination by the Last Date or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, or (iii) if the holder seeks to redeem his shares upon consummation of, or sell his shares in a tender offer in connection with, an initial business combination or in connection with certain amendments to the Charter. In no other circumstances shall the holder(s) have any right or interest of any kind in or to the trust account.